Exhibit 99.1

Avalon GloboCare Announces $6 Million Registered Direct Offering with Institutional Investors

FREEHOLD, N.J., April 25, 2019 (ACCESSWIRE) -- Avalon GloboCare Corp. (NASDAQ: AVCO), a leading global developer of cell-based technologies and therapeutics, today announced it has entered into a purchase agreement with several institutional investors for the purchase of 1,714,288 units in a registered direct offering, for expected gross proceeds of approximately $6 million before placement agent fees and other offering expenses payable by the Company. Each unit is being sold at a public offering price of $3.50 and consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $3.50. The warrants will be exercisable immediately and will expire five years from the date of issuance. The offering is expected to close on April 29, 2019, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to fund its core technology platform development and clinical studies in exosome-based liquid biopsy and regenerative therapeutics, next-generation multi-targeted CAR-T immunotherapy, co-development projects with MIT and Weill Cornell, as well as for working capital and other general corporate purposes.

Roth Capital Partners served as sole placement agent for the transaction. Maxim Group, LLC served as financial advisor to the Company.

The shares described above are being offered by the Company pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may also be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: AVCO) is a leading CellTech bio-developer dedicated to advancing and empowering innovative, transformative exosome technologies and cellular therapeutics. Avalon also provides strategic advisory and outsourcing services to facilitate and enhance its clients' growth, development, as well as competitiveness in both the domestic and global healthcare markets. Through its subsidiaries, namely GenExosome Technologies Inc. and Avactis Biosciences Inc., Avalon is establishing a leading role in the fields of exosome-based diagnostics (“liquid biopsy”), cellular immunotherapy (including CAR-T/CAR-NK), and regenerative medicine.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

avco@crescendo-ir.com